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                                                              Exhibit 6(d)(2)

                                   AMENDMENT NO. 1

                                         TO

                           MASTER DISTRIBUTION AGREEMENT
                                  (CLASS B SHARES)


     The Master Distribution Agreement (the "Agreement"), dated ___________, 1998, by and between AIM Special Opportunities Fund, a Delaware business trust, with respect to the Class B Shares of each series of shares of beneficial interest as set forth in the Agreement, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                     SCHEDULE A
                                         TO
                           MASTER DISTRIBUTION AGREEMENT
                                         OF
                           AIM SPECIAL OPPORTUNITIES FUNDS

CLASS B SHARES
--------------

AIM Mid Cap Opportunities Fund
AIM Small Cap Opportunities Fund

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: _____________________, 1998.

                                        AIM SPECIAL OPPORTUNITIES FUNDS


Attest:                                 By:
       ----------------------------        -------------------------------------
          Assistant Secretary                          President


[SEAL]


                                        A I M DISTRIBUTORS, INC.


Attest:                                 By:
       ----------------------------        -------------------------------------
          Assistant Secretary


[SEAL]